Energroup Holdings Corporation Acquires
Chinese Pork Processor Dalian Chuming™ in
Share Exchange Accompanied by $17.0 Million Private Placement

Dalian, China January 7, 2008 - PR Newswire - On December 31, 2007, Energroup Holdings Corporation (OTCBB: ENHD), a Nevada corporation (the “Company”), acquired all of the issued and outstanding capital stock of Precious Sheen Investments Limited, a British Virgin Islands corporation (“PSI”) and parent company of PRC-based Dalian Chuming, a pork processing company with USD $70.4 million in sales in 2006, and USD $89.7 million in unaudited sales in the first three quarters of 2007. The acquisition was accomplished by means of a share exchange in which the former shareholders of PSI were issued a controlling stake in the Company.

Dalian Chuming, with its Chuming™ brand food products, is the second largest pork processor in both the Liaoning Province and the Northeast Region of the People’s Republic of China, a region with a population of 108 million people. The Company is ISO 9001 and HACCP certified, maintains industrialized hog slaughtering, processing and distribution facilities and is known for its international quality management standards and food safety certifications.

Chuming, with its integrated pork production “cold food” chain is the first company in China’s meat industry to receive “Green Food” Certification from the Ministry of Agriculture. An innovative project which is unique to China, the “Green Food” status is an award given to companies who produce food using environmentally sustainable methods and meet certain technical standards of quality control, low levels of pollution, safety, and product quality.

Chuming has a unique wholesale-plus-retail distribution model, coupled with a premium brand and sells fresh, frozen and packaged meat and deli products directly to thousands of retail outlets including supermarkets and hypermarkets in China such as Wal-mart, Metro, and Carrefour, three of the world’s top ten retailers. Chuming™ products are also sold by Hymall, owned by Tesco of the U.K, over 3,000 convenience stores, and 500 Chuming™ branded free-standing franchise locations.

According to the U.S. Department of Agriculture, China is the largest pork producer and consumer in the world, with an estimated $32 billion annual market. Overall, retail pork prices have nearly doubled in the PRC during the past 2 years.

Simultaneous with the acquisition on December 31, 2007, the Company completed a private placement with institutional and accredited investors led by Pinnacle China Fund, L.P. which resulted in gross proceeds to the Company of $17.0 million through the issuance of 3,863,636 million shares of common stock, which represents an approximate 18% stake in the Company. As part of the private placement, management entered into a “make good” provision whereby it placed 3,863,636 million of management’s shares into an escrow to secure its obligations to meet specific future after-tax net income targets. In the event the Company does not achieve its earnings targets of $15.9 million in after-tax net income (“ATNI”) for 2008, and $20.9 million in ATNI and fully-diluted earnings per share of $0.99 for 2009, then 1,931,818 million shares held by management, respectively for each year will be transferred on an all-or-none basis to the investors in the private placement on a pro-rata basis.

“We are pleased to have completed this financing with a lead investor of Pinnacle’s stature,” stated Mr. Huashan Shi, CEO and president of the Company and Chuming. “The proceeds will be utilized for working capital, to expand our production capabilities to meet growing market demand, and to broaden our distribution footprint to include cities surrounding our primary hub of Dalian City located in the province of Liaoning, where to date we have achieved a 50% market share in the fresh pork market.”

For the nine months ending September 30, 2007, Chuming recorded unaudited sales of $89.7 million and net income of $8.3 million, compared to sales of $50.2 million and net income $6.3 million for the first nine months of 2006.

Hunter Wise Securities, LLC acted as the sole placement agent to the Company and Redwood Capital, Inc. acted as an advisor to Chuming.

About Dalian Chuming Precious Sheen Co., Ltd.

Chuming is a leading regional producer and distributor of fresh and prepared meat products focusing on pork, the PRC’s most consumed meat, in Northeastern China which has a population of 108 million. Chuming distributes its premium pork products to more than 3,600 retail locations, including Wal-mart, Metro, Carrefour, New-mart, Hymall and others, along with its own network of over 500 Chuming™ branded franchise stores. Chuming’s industrialized hog slaughtering, processing and distribution facilities maintain the ISO 9001 Quality Management System and Hazard Analysis and Critical Control Point (HACCP) certification. Chuming is the first company in China’s meat industry to receive “Green Food” Certification from the Ministry of Agriculture.

About “Green Food Certification”

Under strict supervision, control and regulation in production, processing, packing, storage and transportation, Green Food applies these quality control standards from field to table, and regulates the application of inputs, including pesticide, fertilizer, veterinary drug and additives to minimize environmental pollution and prevent toxic and harmful substances from entering the food supply chain. The Green Food certification is based on standards defined by the Codex Alimentarius Commission (“CAC”), a joint body of the United Nations Food and Agriculture Organization and the World Health Organization.

About Hunter Wise

Headquartered in Irvine, California, Hunter Wise Securities, LLC is a FINRA-registered Broker/Dealer and SIPC Member Firm. Hunter Wise Securities is wholly owned by Hunter Wise Financial Group, LLC (www.hunterwise.com), which provides mid-market investment banking services from eight offices in North America and the United Kingdom. Contact: Dan McClory, Managing Director (949) 732-4102

About Redwood Capital

Redwood Capital, Inc. (http://www.redwoodcapinc.com) assists private Chinese companies in accessing U.S. capital markets by utilizing a network of investment banking relationships to achieve reverse merger transactions. Redwood Capital is a 100 percent-owned subsidiary of S3 Investment Company, Inc.

Cautionary Statement Regarding Forward Looking Information

This press release may contain forward-looking information about the Company, Energroup Holdings, Precious Sheen Investments Limited, and its subsidiaries. Forward-looking statements are statements that are not historical facts, including targeted net income. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and statements which may include discussions of strategy, and statements about industry trends future performance, operations and products of each of the entities referred to above. Actual performance results in the future may vary significantly from current expectations and projections as a result of various factors, including without limitation and the risks set forth "Risk Factors" contained in the Company's Current Report on Form 8-K filed on January 7, 2008.

The shares of common stock issued in connection with the acquisition and financing transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the shares of common stock issued in the private placement and certain other shares, within 45 days of closing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

Contacts:

HC International, Inc.

Matthew Hayden

(561) 245-5155

Matt.hayden@hcinternational.net